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                                                                    EXHIBIT 4.14

                                                                  EXECUTION COPY

                                    THIRD AMENDMENT dated as of December 8, 2003
                           (this "Amendment"), to the CREDIT AGREEMENT dated as of October 11, 2001, as amended as of November 6, 2001, as further amended as of February 14, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among LAND O'LAKES, INC., a cooperative corporation organized under the laws of the State of Minnesota (the "Borrower"), the several banks and other financial institutions and entities from time to time party thereto (the "Lenders"), and JPMORGAN CHASE BANK (formerly known as "The Chase Manhattan Bank"), as administrative agent (in such capacity, the "Administrative Agent").

                  A. The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement as set forth herein.

                  B. The Required Lenders, a majority in interest of the Tranche B Lenders and a majority in interest of the Tranche A Lenders are willing to effect such amendment on the terms and subject to the conditions of this Amendment.

                  C. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Amendment of the Credit Agreement. The Credit Agreement is hereby amended, effective as of the Amendment Effective Date (as defined below) as follows:

                  (a) Amendment of Section 1.01. Section 1.01 is hereby amended by:

                  (i) Inserting the following definitions in the appropriate alphabetical order therein:

                           "`Intercreditor Agreement' means the lien
                  subordination and intercreditor agreement entered into among the Borrower, the Subsidiary Loan Parties, the Collateral Agent and the trustee under the Senior Second Lien Note Indenture (or any other trustee or agent to which Liens are granted under the Second Lien Security Documents), providing for, among other things, (a) the priority of the Liens granted pursuant to the Security Documents over the Liens granted pursuant to the Second Lien Security Documents and (b) restrictions on the exercise of remedies under the Second Lien Security Documents, in substantially the form of the draft dated December 3, 2003, made available to the Lenders with such changes as shall have been approved by the Administrative Agent.

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                           `Second Lien Security Documents' means any and all
                  security agreements, pledge agreements, mortgages and other agreements and documents pursuant to which any Liens are granted to secure any Senior Second Lien Note Obligations.

                           `Senior Second Lien Note Documents' means the Senior
                  Second Lien Notes, the Senior Second Lien Note Indenture, agreements evidencing the Guarantees of the Senior Second Lien Notes by the Subsidiary Loan Parties, the Second Lien Security Documents, the Intercreditor Agreement and all other instruments, agreements and documents evidencing, guaranteeing or otherwise governing the terms of the Senior Second Lien Notes.

                           `Senior Second Lien Note Indenture' means the
                  indenture pursuant to which the Senior Second Lien Notes are issued.

                           `Senior Second Lien Notes' means senior secured notes
                  issued on or before March 31, 2004, by the Borrower and having terms substantially as described under the heading "Description of Notes" in the Preliminary Offering Memorandum for such notes dated December 7, 2003, except for (a) changes related to the amount of Senior Second Lien Notes to be issued or the pricing of the Senior Second Lien Notes and (b) changes that shall have been approved by the Administrative Agent; provided that (i) no Subsidiary or subsidiary of Farmland Feed will Guarantee such notes unless it also Guarantees the Obligations, (ii) such notes bear interest at a rate of interest that is a market rate at the time of issuance thereof and (iii) the maturity date of such notes is at least one year after the Tranche B Term Loan Maturity Date.

                           `Senior Second Lien Note Obligations' (a) the
                  principal of and all premium or make-whole amounts, if any, and interest payable in respect of the Senior Second Lien Notes, (b) any amounts payable under Guarantees of the Senior Second Lien Notes by Restricted Subsidiaries and (c) all other amounts payable by the Borrower or any Restricted Subsidiary under the Senior Second Lien Notes or the Senior Second Lien
                  Note Indenture."

                  (ii) revising the definition of "Loan Documents" to read as follows:

                           "`Loan Documents' means this Agreement, the
                  Intercreditor Agreement, the Collateral Agreement and the other Security Documents."

                  (iii) revising the definition of "Net Proceeds" by inserting "other than in the case of the issuance of the Senior Second Lien Notes," in clause (b)(i) thereof immediately preceding "all reasonable fees and out-of-pocket expenses".

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                  (iv) revising the definition of "Prepayment Event" by (A)
         deleting the word "or" at the end of clause (d), (B) replacing the period at the end of clause (e) with "; or" and (C) inserting the following clause (f):

                           "(f) the incurrence by the Borrower or any Restricted
                  Subsidiary of Indebtedness from the issuance of the Senior Second Lien Notes."

                  (b) Amendment of Section 2.08. Section 2.08(d) is amended to read as follows:

                  "(d) Any prepayment of a Tranche A Term Borrowing (other than with the Net Proceeds of the issuance of the Senior Second Lien Notes) or Tranche B Term Borrowing shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section ratably; provided that (i) any prepayment made pursuant to Section 2.09(b) or (c) shall, if the Borrower so elects in its notice given pursuant to Section 2.09(f), be applied, first, to reduce all or any portion of the scheduled repayments of the Borrowings of such Class to be made pursuant to this Section during the 12-month period commencing on the prepayment date, ratably or in direct order of maturity at the Borrower's option, until such scheduled repayments have been eliminated, and, thereafter ratably to the remaining scheduled repayments of Borrowings of such Class, and (ii) any prepayment of Tranche A Term Borrowings with any portion of the Net Proceeds of the issuance of the Senior Second Lien Notes shall be applied to reduce scheduled repayments of such Tranche A Term Borrowings in direct order of maturity. If the initial aggregate amount of the Lenders' Term Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. Repayments and prepayments of Borrowings shall be accompanied by accrued interest on the amount repaid or prepaid, plus amounts due under Section 2.14, if any."

                  (c) Amendment of Section 2.09. Section 2.09 is amended by:

                  (i) revising paragraph (d) thereof to read as follows:

                  "(d) Each mandatory and voluntary prepayment will be allocated first to the Tranche C Term Borrowings, until such Borrowings have been paid in full, and then to the Tranche A Term Borrowings and the Tranche B Term Borrowings, pro rata in accordance with the outstanding amounts thereof; provided, however, that notwithstanding the foregoing, the Net Proceeds of the issuance of the Senior Second Lien Notes shall be allocated to the prepayment of the Tranche A Term Borrowings and the Tranche B Term Borrowings such that 70% of any such Net Proceeds are allocated to the prepayment of Tranche A Term Borrowings and 30% of any such Net Proceeds are allocated to the prepayment of Tranche B Term Borrowings, and subject to the provisions of
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         Section 2.09(e) regarding the rights of Tranche B Lenders to turn down mandatory prepayments under certain circumstances."

                  (ii) revising paragraph (e) thereof to read as follows:

                  "(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select (subject to paragraph
         (d) above) the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
         (f) of this Section. In the event of any optional or mandatory prepayment of Borrowings made at a time when Borrowings of more than one Class remain outstanding, other than in the case of any prepayment of Tranche A Term Borrowings and Tranche B Term Borrowings with the Net Proceeds of the issuance of the Senior Second Lien Notes, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated first, to Tranche C Term Borrowings, until all such Borrowings have been paid in full, and thereafter to the Tranche A Term Borrowings and the Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that, to the extent Tranche A Term Borrowings are outstanding, any Tranche B Lender may elect, by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Borrowings but was so declined shall be applied to prepay Tranche A Term Borrowings (provided that such elections will be effective only to the extent of the outstanding Tranche A Term Borrowings available to be prepaid)."

                  (d) Amendment of Section 6.01. Section 6.01(a) is amended by
(i) deleting the word "and" at the end of clause (x), (ii) replacing the period at the end of clause (xi) with "; and" and (iii) inserting the following clause
(xii):

                  "(xii) the Senior Second Lien Notes in an aggregate principal amount outstanding not exceeding $150,000,000 and related Guarantees by the Subsidiary Loan Parties; provided that no Subsidiary or subsidiary of Farmland Feed shall Guarantee the Senior Second Lien Notes unless it also Guarantees the Obligations."

                  (e) Amendment of Section 6.02. Section 6.02(a) is amended by
(i) deleting the word "and" at the end of clause (ix), (ii) replacing the period at the end of clause (x) with "; and" and (iii) inserting the following clause
(xi):

                  "(xi) Liens created under the Second Lien Security Documents to secure the Senior Second Lien Note Obligations; provided that (A) such Liens do not apply to any asset other than Collateral that is subject to a prior Lien granted under a Security Document and (B) all such Liens shall be subordinate and junior

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         to the Liens securing the Obligations on the terms set forth in the
         Intercreditor Agreement."

                  (f) Amendment of Section 6.08. Section 6.08 is amended by:

                  (i) inserting "or Senior Second Lien Notes" in clause
         (a)(ii)(x)(II) thereof immediately after "Senior Notes".

                  (ii) inserting "or Senior Second Lien Notes" in clause (b)(iv) thereof immediately after "Senior Notes".

                  (iii) changing the reference to "Section 6.08(a)(ii)(II)" contained in Section 6.08(b)(iv) to be a reference to "Section 6.08(a)(ii)(x)(II)".

                  (g) Amendment of Section 6.10. Section 6.10 is amended by (i) replacing the word "and" at the end of clause (vi) of the proviso contained therein with a comma and (ii) inserting the following clause (viii) immediately following the existing clause (vii):

                  "and (viii) the foregoing shall not apply to restrictions and conditions imposed by the Senior Second Lien Note Documents".

                  SECTION 2. Amendment to the Collateral Agreement. (a) The undersigned Lenders authorize and direct the Collateral Agent to execute and deliver an instrument amending the Collateral Agreement so as to effect such changes to the Collateral Agreement and the other Security Documents as the Collateral Agent shall deem appropriate in connection with the issuance of the Senior Second Lien Notes, the creation of the Liens securing such Notes and the subordination of such Liens to the Liens created by the Collateral Agreement.

                  (b) The undersigned Lenders further authorize and direct the Collateral Agent, on the Amendment Effective Date, to execute and deliver the Intercreditor Agreement. Each lender party to the Credit Agreement from time to time will be deemed to have agreed to be bound by the provisions of the Intercreditor Agreement to the same extent as if it had executed such Agreement as a party thereto.

                  SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders, the Administrative Agent and the Collateral Agent that, as of the Amendment Effective Date:

                  (a) This Amendment and the Intercreditor Agreement have been duly authorized, executed and delivered by it and this Amendment, the Credit Agreement as amended hereby and the Intercreditor Agreement, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity

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(regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (b) The representations and warranties set forth in Article III of the Credit Agreement are, after giving effect to this Amendment true and correct in all material respects on and as of the Amendment Effective Date with the same effect as though made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case they were true and correct in all material respects as of such earlier date).

                  (c) No Default or Event of Default has occurred and is continuing.

                  (d) After giving effect to this Amendment, the Collateral and Guarantee Requirement has been satisfied.

                  SECTION 4. Effectiveness. This Amendment and the amendment of the Credit Agreement effected hereby shall become effective as of the first date (the "Amendment Effective Date") on which the following conditions have been satisfied:

                  (a) The Administrative Agent (or its counsel) shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrower, (ii) the Required Lenders, (iii) Tranche B Lenders holding a majority in interest of the outstanding Tranche B Term Loans and (iv) Tranche A Lenders holding a majority in interest of the outstanding Tranche A Term Loans.

                  (b) The Administrative Agent shall have received a certificate of a Financial Officer to the effect that the representations and warranties set forth in Section 3 hereof are true and correct on and as of the Amendment Effective Date.

                  (c) The Borrower shall have issued and sold Senior Second Lien Notes for gross proceeds in an aggregate amount not less than $125,000,000. The terms of the Senior Second Lien Notes shall be consistent in all material respects with those described in the Preliminary Offering Memorandum for such Notes dated December 7, 2003, except for (i) changes related to the amount of Senior Second Lien Notes to be issued or to the pricing of the Senior Second Lien Notes and (ii) changes that shall have been approved by the Administrative Agent.

                  (d) The Administrative Agent shall have received counterparts of the Intercreditor Agreement, executed on behalf of each party thereto.

                  (e) The Borrower shall have prepaid Tranche A Term Loans in an aggregate principal amount equal to 70% of the Net Proceeds from the issuance and sale of the Senior Second Lien Notes and prepaid Tranche B Term Loans in an aggregate principal amount equal to 30% of the Net Proceeds from the issuance and sale of the Senior Second Lien Notes.

                  (f) The Related Credit Facility shall have been or shall simultaneously be amended in a manner reasonably satisfactory to the Administrative Agent to permit the

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issuance and sale of the Senior Second Lien Notes and the other transactions contemplated hereby, in each case in a manner substantially corresponding to the amendments to the Credit Agreement effected hereby, to the extent applicable.

                  (g) The Administrative Agent shall have received all fees and other amounts due from any Loan Party hereunder, under the Credit Agreement or any other Loan Document or as separately agreed upon between the Borrower and the Administrative Agent on or prior to the Amendment Effective Date and, to the extent invoiced on or prior to the Amendment Effective Date, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under the Credit Agreement or any other Loan Document.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

                  SECTION 5. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

                  (b) On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import, and each reference to the Credit Agreement in any Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

                  SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out of pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

                  SECTION 7. Indemnity. It is agreed that for all purposes of
Section 9.03(b) of the Credit Agreement, the offering of the Senior Second Lien Notes, the execution, delivery and performance of this Amendment and of the Intercreditor Agreement, the amendment of the Collateral Agreement as contemplated by Section 2 hereof and the other transactions contemplated hereby shall all be deemed to be transactions contemplated by the Credit Agreement.

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                  SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                  SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

                                    LAND O'LAKES, INC.,

                                         By
                                             ___________________________________
                                             Name:
                                             Title:

                                    JPMORGAN CHASE BANK,
                                    individually and as Agent

                                         by
                                             ___________________________________
                                             Name:
                                             Title:

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                                                               SIGNATURE PAGE TO
                                                                 THIRD AMENDMENT
                                            TO THE LAND O'LAKES CREDIT AGREEMENT
                                        DATED AS OF OCTOBER 11, 2001, AS AMENDED

To approve Third Amendment:

Name of Institution:

____________________________________

by _________________________________
   Name:
   Title: